                                                                     Exhibit 4.3


                          REGISTRATION RIGHTS AGREEMENT



                          dated as of October 16, 1998



                                      among



                          DLJ INVESTMENT PARTNERS, L.P.,

                                DLJ ESC II L.P.,

                          DLJ INVESTMENT FUNDING, INC.,

                  CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED,

                         CHASE EQUITY ASSOCIATES, L.P.,

                               ENVIROSYSTEMS CORP.

                                       and

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE 1
                                   DEFINITIONS
SECTION 1.01. Definitions......................................................1

                                    ARTICLE 2
                               REGISTRATION RIGHTS

SECTION 2.01. Rule 144A Matters, Initial Registration and Demand Registration..5
SECTION 2.02. Registration Procedures..........................................9
SECTION 2.03. Indemnification by the Issuer...................................12
SECTION 2.04. Indemnification by Participating Securityholders................12
SECTION 2.05. Conduct of Indemnification Proceedings..........................13
SECTION 2.06. Contribution....................................................14
SECTION 2.07. Participation in Public Offering................................15

                                    ARTICLE 3
                                  MISCELLANEOUS

SECTION 3.01. Entire Agreement................................................15
SECTION 3.02. Binding Effect; Benefit.........................................15
SECTION 3.03. Assignability...................................................16
SECTION 3.04. Amendment; Waiver...............................................16
SECTION 3.05. Obligations of Holdco and the Guarantors........................16
SECTION 3.06. Notices.........................................................16
SECTION 3.07. Headings........................................................17
SECTION 3.08. Counterparts....................................................18
SECTION 3.09. Applicable Law..................................................18
SECTION 3.10. Specific Enforcement............................................18
SECTION 3.11. Consent to Jurisdiction.........................................18



                          REGISTRATION RIGHTS AGREEMENT

            AGREEMENT dated as of October 16,1998 among DLJ Investment Partners, L.P., a Delaware limited partnership, DLJ ESC II L.P., a Delaware limited partnership, DLJ Investment Funding, Inc., a Delaware corporation (each of the foregoing, a "DLJ Entity", and collectively, the "DLJ Entities"), Credit Suisse First Boston (Europe) Limited (the "CSFB Entity"), Chase Equity Associates, L.P. (the "Chase Entity"), EnviroSystems Corp., a Delaware corporation ("Holdco"), Environmental Systems Products Holdings Inc., a Delaware corporation ("ESPH"), and certain direct or indirect subsidiaries of ESPH set forth on the signature pages hereto (the "Guarantors", and together with ESPH, the "Issuer").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Senior Subordinated Note Subscription Agreement (as defined below), the DLJ Entities, the CSFB Entity and the Chase Entity have agreed severally to purchase in aggregate $100 million aggregate principal amount of senior subordinated notes (the "Senior Subordinated Notes") of the Issuer and will receive in aggregate 2,291.282 shares of Series A Common Stock of Holdco ("Holdco Stock");

            WHEREAS, pursuant to the Senior Discount Note Subscription Agreement (as defined below), certain of the DLJ Entities and their affiliates and the Chase Entity have agreed to purchase senior discount notes of Holdco (the "Discount Notes") and receive shares of Holdco Stock;

            WHEREAS, the parties hereto, certain affiliates of the DLJ Entities, the Chase Entity and certain other shareholders of Holdco have entered into an Investors Agreement dated as of even date herewith (the "Investors Agreement") in connection with the acquisition of the Discount Notes and shares of Holdco Stock;

            WHEREAS, the Issuer desires to provide registration rights for the DLJ Entities, the CSFB Entity and the Chase Entity with regard to the Senior Subordinated Notes;

            WHEREAS, the execution of this Agreement is a condition precedent to the transactions contemplated by the Senior Subordinated Note Subscription Agreement;

            NOW, THEREFORE the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no securityholder of ESPH shall be deemed an Affiliate of any other Securitybolder solely by reason of any investment in ESPH. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "Affiliated Employee Benefit Trust" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

            "CSFBC" means Credit Suisse First Boston Corporation.

            "Envirotest" means Envirotest Systems Corp., a Delaware corporation.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ESP" means Environmental Systems Products, Inc., a Delaware corporation.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Permitted Transferee" means:

            (i) in the case of any DLJ Entity, (A) any other DLJ Entity, (B) any general or limited partner of any such entity (a "DLJ Partner"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity which is an Affiliate of any DLJ Partner (collectively, the "DLJ Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of such DLJ Entity or a DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause (C) (collectively, "DLJ Associates"), (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only such DLJ Entity, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants and (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust;

            (ii) in the case of any CSFB Entity, (A) any general or limited partner of any such entity (a "CSFB Partner"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity which is an Affiliate of any CSFB Partner (collectively, the "CSFB Affiliates"), (B) any managing director, general partner, director, limited partner, officer or employee of such CSFB Entity or a CSFB Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause
      (B) (collectively, "CSFB Associates"), (C) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only such CSFB Entity, CSFB Affiliates, CSFB Associates, their spouses or their lineal descendants and (D) a voting trustee for one or more CSFB Entities, CSFB Affiliates or CSFB Associates under the terms of a voting trust; and

            (iii) in the case of any Chase Entity, (A) any general or limited partner of any such entity (a "Chase Partner"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity which is an Affiliate of any Chase Partner (collectively, the "Chase Affiliates"), (B) any managing director, general partner, director, limited partner, officer or employee of such Chase Entity or a Chase Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing Persons referred to in this clause
      (B) (collectively, "Chase Associates"), (C) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only such Chase Entity, Chase Affiliates, Chase Associates, their spouses or their lineal descendants and (D) a voting trustee for one or more Chase Entities, Chase Affiliates or Chase Associates under the terms of a voting trust.

            "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Registrable Securities" means, with respect to any Securityholder or its Permitted Transferees, any principal amount of the Senior Subordinated Notes (including any Private Exchange Securities) owned by such Securityholder or its Permitted Transferees until (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such securities are otherwise transferred, the Issuer has delivered a new certificate or other evidence of ownership for such securities not bearing the legend required pursuant to this Agreement and such securities may be resold without subsequent registration under the Securities Act.

            "Registration Expenses" means (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Securities), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Issuer and customary fees and expenses for independent certified public accountants retained by the Issuer (including expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 2.02(h) hereof), (vi) the fees and expenses of any special experts retained by the Issuer in its discretion in connection with such registration, (vii) reasonable fees and expenses of one counsel for the DLJ Entities participating in the offering, selected by the DLJ Entities, reasonable fees and expenses of one counsel for the CSFB Entity participating in the offering, selected by the CSFB Entity, and reasonable fees and expenses of one counsel for the Chase Entity participating in the offering, selected by the Chase Entity, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD") including fees and expenses of any "qualified independent underwriter" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Securityholders or any fees and expenses of underwriter's counsel.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means the Senior Subordinated Notes and any other debt or equity securities of the Issuer.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securityholder" means each Person (other than Holdco and the Issuer) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 3.03 or otherwise, so long as such Person shall "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any Senior Subordinated Notes.

            "Senior Discount Note Subscription Agreement" means the Subscription Agreement dated as of October 15, 1998 among Holdco, ESPH, ESP, Envirotest, and the Purchasers named therein relating to the Senior Discount Notes and shares of Holdco Stock.

            "Senior Subordinated Note Subscription Agreement" means the Subscription Agreement dated as of October 15, 1998 among Holdco, ESPH, the Guarantors and the Purchasers named therein relating to the Senior Subordinated Notes and shares of Holdco Stock.

            "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

            "Transaction Documents" mean this Agreement, the Senior Discount Note Subscription Agreement, the Senior Subordinated Note Subscription Agreement, the Placement Agreements dated October 15, 1998 among Holdco, ESPH, CSFBC and the other parties thereto, and the Investors Agreement.

            "Underwritten Public Offering" means an underwritten public offering of Securities of the Issuer pursuant to an effective registration statement under the Securities Act.

            (b) The term "DLJ Entities", to the extent such entities shall have transferred any of their Securities to Permitted Transferees, shall mean the DLJ Entities and the Permitted Transferees of the DLJ Entities, taken together, and any right or action that may be taken at the election of the DLJ Entities may be taken at the election of the DLJ Entities, and such Permitted Transferees.

            (c) The term "CSFB Entity", to the extent such entity shall have transferred any of its Securities to Permitted Transferees, shall mean the CSFB Entity and the Permitted Transferees of the CSFB Entity, taken together, and any right or action that may be taken at the election of the CSFB Entity may be taken at the election of the CSFB Entity, and such Permitted Transferees.

            (d) The term "Chase Entity", to the extent such entity shall have transferred any of its Securities to Permitted Transferees, shall mean the Chase Entity and the Permitted Transferees of the Chase Entity, taken together, and any right or action that may be taken at the election of the Chase Entity may be taken at the election of the Chase Entity, and such Permitted Transferees.

            (e) Each of the following terms is defined in the Section set forth opposite such term:

            Term                                             Section
            ----                                             -------
            Demand Registration                              2.01 (c)
            Exchange Offer Registration Rights Agreement     2.01 (a)
            Exchange Offer Registration Statement            2.01 (a)
            Holders                                          2.01 (c)
            Indemnified Party                                2.05
            Indemnifying Party                               2.05
            Initial Registration                             2.01(b)
            Inspectors                                       2.02(g)
            NASD                                             1.01(a)
            Records                                          2.02(g)
            Registered Exchange Offer                        2.01(a)
            Rule 144A Offering Memorandum                    2.01(a)
            Rule 144A Sellers                                2.01(a)
            Selling Securityholder                           2.01(c)



                                    ARTICLE 2

                               REGISTRATION RIGHTS

            SECTION 2.01. Rule 144A Matters, Initial Registration and Demand Registration. (a) Immediately following the date hereof, the Issuer will as promptly as practicable prepare an offering memorandum (as amended or supplemented, the "Rule 144A Offering Memorandum") relating to the Senior Subordinated Notes so that such Senior Subordinated

Notes may be resold by the CSFB Entity (and if so prepared for the CSFB Entity, by the DLJ Entities or the Chase Entity if they elect to participate) (the participating CSFB Entity, DLJ Entities and the Chase Entity are hereinafter referred to as the "Rule 144A Sellers") pursuant to Rule 144A or Regulation S under the Securities Act. Such Rule 144A Offering Memorandum shall contain such disclosures as are customary and appropriate for such a document. In addition, in connection with the preparation of such Rule 144A Offering Memorandum, the Issuer shall (i) execute such customary and appropriate documents or agreements relating to such Senior Subordinated Notes and their terms including providing for customary opinions, comfort letters and indemnification provisions relating to the Rule 144A Offering Memorandum, as determined by the Rule 144A Sellers and reasonably agreed to by the Issuer, and (ii) enter into a registration rights agreement in form and substance reasonably satisfactory to the Issuer and the Rule 144A Sellers that provides for the exchange of Senior Subordinated Notes for securities with substantially the same terms and conditions as the Senior Subordinated Notes except for transfer restrictions (the "Exchange Offer Registration Rights Agreement"). As used in this Section 2.01 (a), the term "customary and appropriate" shall be determined with reference to Rule 144A transactions underwritten by nationally recognized investment banking firms and involving securities that are similar to the Senior Subordinated Notes and that are issued by entities that are not subject to the reporting requirements of the Exchange Act.

            The Issuer will promptly advise the Rule 144A Sellers of the happening of any event that would require an amendment of or supplement to the Rule 144A Offering Memorandum then being used so that the Rule 144A Offering Memorandum as thereafter delivered to purchasers would not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Upon receipt of such notice, the Rule 144A Sellers shall cease delivering such Rule 144A Offering Memorandum to prospective purchasers of the Senior Subordinated Notes until such time as such amended or supplemented Rule 144A Offering Memorandum is available for delivery to such prospective purchasers. The Issuer will also give the Rule 144A Sellers notice of any intention to make any amendment or supplement to the Rule 144A Offering Memorandum, will furnish the Rule 144A Sellers in advance with copies of any such amendment or supplement proposed to be made and will not permit any such amendment or supplement to be made without first consulting with the Rule 144A Sellers and their counsel.

            The Issuer will furnish to the Rule 144A Sellers copies of the Rule 144A Offering Memorandum and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Rule 144A Sellers may reasonably request.

            Unless otherwise agreed to by all of the parties hereto, the right of the Rule 144A Sellers to resell Senior Subordinated Notes pursuant to this
Section 2.01(a) (other than pursuant to the Exchange Offer Registration Rights Agreement) shall expire upon the earlier of (x) the sale of all of the Senior Subordinated Notes pursuant to the Rule 144A Offering Memorandum or (y) the Business Day immediately prior to the earlier of (A) the filing of the Initial Registration and (B) the filing of the Exchange Offer Registration Statement.

            The Exchange Offer Registration Rights Agreement shall provide, among other things, that the Issuer shall, if Senior Subordinated Notes have been sold under the Rule 144A

Offering Memorandum, at its own cost, use its reasonable best efforts to prepare and, not later than 60 days after (or if the 60th day is not a Business Day, the first Business Day thereafter) the date hereof, file with the SEC a registration statement ("Exchange Offer Registration Statement") on an appropriate form under the Securities Act, with respect to a proposed offer (the "Registered Exchange Offer") to the holders of Senior Subordinated Notes sold under the Rule 144A Offering Memorandum, who are not prohibited by any law or policy of the SEC from participating in the Registered Exchange Offer, to issue and deliver to such holders, in exchange for such Senior Subordinated Notes, a like aggregate principal amount of debt securities of the Issuer issued under the indenture relating to the Senior Subordinated Notes (the "Exchange Securities") and identical in all material respects to the Senior Subordinated Notes (except for the transfer restrictions relating to the initial Senior Subordinated Notes) that would be registered under the Securities Act. The Issuer shall use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 150 days (or if the 150th day is not a Business Day, the first Business Day thereafter) from the date hereof and shall keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders.

            Prior to the filing of the Exchange Offer Registration Statement and the registration statement related to the Initial Registration, the parties hereto shall use their reasonable best efforts to take such actions as are necessary such that the Exchange Securities and the Securities (the "Initial Securities") held by the CSFB Entity, the DLJ Entities and the Chase Entity (the "Original Holders") after being registered pursuant to the Initial Registration (as defined below) are traded as fungible securities, including, if appropriate, legal and in compliance with the Securities Act, having the Issuer, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, issue and deliver to such Original Holders upon the written request of such Original Holders, in exchange for the Initial Securities held by such Original Holders, a like principal amount of debt securities (the "Private Exchange Securities") of the Issuer issued under the indenture relating to the Senior Subordinated Notes and identical in all material respects (other than the inclusion of provisions relating to restrictions on transfer under the Securities Act and the securities laws of the several states of the United States identical to such provisions in the Initial Securities), to the Exchange Securities.

            (b) In addition to the Issuer's obligations under Section 2.01(a), the Issuer will (i) file a registration statement under the Securities Act relating to all of the Registrable Securities held by the Securityholders (the "Initial Registration") within 60 days from the date hereof (or if the 60th day is not a Business Day, the first Business Day thereafter), and (ii) use its reasonable best efforts to have such registration statement declared effective within 150 days from the date hereof (or if the 150th day is not a Business Day, the first Business Day thereafter), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities. Securityholders representing a majority of the outstanding principal amount of the Registrable Securities may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Securityholders, by providing a written notice to ESPH revoking such request.

            (c) In the event that all of the Senior Subordinated Notes have not been sold under the Rule 144A Offering Memorandum pursuant to Section 2.01 (a) or under the Initial Registration pursuant to Section 2.01(b), subject to the provisions herein, from and after the date which is twelve months after the date effectiveness of any registration statement pursuant to Section 2.01(b) expires, any DLJ Entity, the CSFIB Entity or the Chase Entity that holds Registrable Securities may make a written request (any such requesting Person, a "Selling Securityholder") that the Issuer effect the registration under the Securities Act of all or a portion of such Selling Securityholder's Registrable Securities, which request shall specify the intended method of disposition thereof. All such written requests will be sent to ESPH and each potential Selling Securityholder and more than one Selling Securityholder may request a Demand Registration (as defined below) at the same time. The Issuer will promptly give written notice of such requested registration (a "Demand Registration") at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to all other Securityholders and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of the Registrable Securities which the Issuer has been so requested to register by the Selling Securityholders and the Registrable Securities which the other Securityholders have requested the Issuer to register by written request received by ESPH within 15 days after the receipt by such Securityholders of such written notice given by the Issuer (all such Securityholders, together with the Selling Securityholders, the "Holders"), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that, subject to Section 2.01(e) hereof, the Issuer shall not be obligated to effect more than one Demand Registration pursuant to this
Section 2.01. Promptly after the expiration of the 15-day period referred to above, the Issuer will notify all the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registrable Securities requested to be included therein. The Selling Securityholders requesting a registration under this Section 2.01 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to ESPH revoking such request, in which case such request, so revoked, shall be not considered a Demand Registration; provided that all Registration Expenses relating to such revoked registration are reimbursed by such Selling Securityholders (unless such revocation arose out of the fault of the Issuer, in which case no such reimbursement need be made).

            (d) The Issuer will pay all Registration Expenses in connection with any registration pursuant to this Section 2.01.

            (e) The Initial Registration or a Demand Registration pursuant to this Section 2.01 shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of, in the case of the Initial Registration, at least 180 days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder) and, in the case of a Demand Registration, at least 90 days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder); provided that, if after any such registration statement becomes effective such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration statement shall be at the sole expense of the Issuer and shall not be considered the Initial Registration or a Demand Registration, unless any such interference referred to in this proviso arose out of the fault of the Holders of the Registrable Securities included in such registration statement, in which case such registration statement shall be considered the Initial Registration or a Demand Registration, as the case may be.

            SECTION 2.02. Registration Procedures. Pursuant to Section 2.01(b) and whenever Securityholders request that any Registrable Securities be registered pursuant to Section 2.01(c), the Issuer will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

            (a) The Issuer will as expeditiously as possible (in the case of the Initial Registration, within 60 days from the date hereof) prepare and file with the SEC a registration statement on any form for which the Issuer then qualifies or which counsel for the Issuer shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts (in the case of the Initial Registration, within 150 days from the date hereof) to cause such filed registration statement to become effective and to remain effective for a period of, in the case of the Initial Registration, not less than 180 days (or such shorter period in which all of the Registrable Securities of the Securityholders included in such registration statement shall have actually been sold thereunder) and, in the case of a Demand Registration, not less than 90 days (or such shorter period in which all of the Registrable Securities of the Securityholders included in such registration statement shall have actually been sold thereunder).

            (b) The Issuer will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Securityholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Issuer will furnish to such Securityholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Securityholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Securityholder. Each Securityholder shall have the right to request that the Issuer modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Securityholder and the Issuer shall use its reasonable best efforts to comply with such request, provided that the Issuer shall not have any obligation to so modify any information if so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (c) After the filing of the registration statement, the Issuer will cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus and promptly notify each Securityholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            (d) The Issuer will use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Securityholder holding such Registrable Securities reasonably (in light of such Securityholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer and do any and all other acts and things that may be reasonably necessary or advisable to enable such Securityholder to consummate the disposition of the Registrable Securities owned by such Securityholder; provided that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

            (e) The Issuer will immediately notify each Securityholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Securityholder and file with the SEC any such supplement or amendment.

            (f) Except as provided below, the Issuer may select the underwriter or underwriters in connection with the Initial Registration and any Demand Registration as it may deem appropriate. If the Initial Registration is an Underwritten Public Offering, the DLJ Entities will have the right to select one co-lead managing underwriter and, if the CSFB Entity has Registrable Securities covered by such registration, the CSFB Entity will have the right to select the other co-lead managing underwriter provided that if the CSFB Entity has no Registrable Securities covered by such registration, the DLJ Entities will have the right to select the lead managing underwriter. If any Demand Registration is an Underwritten Public Offering, the DLJ Entities and, if the CSFB Entity has Registrable Securities covered by such registration, the CSFB Entity will each have the right to select one of the co-lead managing underwriters; provided that such Entities or Entity, as the case may be, have Registrable Securities covered by such registration. Any Affiliate of any of the DLJ Entities or any affiliate of the CSFB Entities may be selected as underwriter for the Initial Registration and any Demand Registration. The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD. If any DLJ Entity elects to be a Rule 144A Seller, the DLJ Entities will have the right to select one co-lead managing underwriter or placement agent and the CSFB Entity will have the right to select the other co-lead managing underwriter or placement agent in connection with sales under the Rule 144A Offering Memorandum.

            (g) The Issuer will make available for inspection by any Securityholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Issuer pursuant to this Section 2.02 and any attorney, accountant or other professional retained by any such Securityholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records") as shall be reasonably requested by any such Person, and cause the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.

            (h) The Issuer will furnish to each such Securityholder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Issuer and
      (ii) a comfort letter or comfort letters from the Issuer's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Securityholders or the managing underwriter therefor reasonably requests.

            (i) The Issuer will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

            (j) The Issuer may require each such Securityholder to promptly furnish in writing to the Issuer such information regarding the distribution of the Registrable Securities as the Issuer may from time to time reasonably request and such other information as may be legally required in connection with such registration.

            (k) Each such Securityholder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in
      Section 2.02(e) hereof, such Securityholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Securityholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.02(e) hereof, and, if so directed by the Issuer, such Securityholder will deliver to the Issuer all copies, other than any permanent file copies then in such Securityholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Issuer shall give such notice, the Issuer shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.02(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.02(e) hereof to the date when the Issuer shall make available to such Securityholder a prospectus supplemented or amended to conform with the requirements of Section 2.02(e) hereof.

            SECTION 2.03. Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Securityholder holding Registrable Securities covered by a registration statement, its officers, directors and agents, and each Person, if any, who controls such Securityholder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made in strict conformity with information furnished in writing to the Issuer by such Securityholder or on such Securityholder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Issuer has provided such prospectus and it was the responsibility of such Securityholder to provide such Person with a current copy of the final prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the final prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Issuer also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Securityholders provided in this Section 2.03.

            SECTION 2.04. Indemnification by Participating Securityholders. (a) Subject to Section 2.04(b), each Securityholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Securityholder, but only (i) with respect to information furnished in writing by such Securityholder or on such Securityholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 2.03 results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Securityholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Subject to Section 2.04(b), each such Securityholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this Section 2.04. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2 hereof, the Issuer may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

            (b) No Securityholder shall be liable under Section 2.04(a) for any damage thereunder in excess of the net proceeds realized by such Securityholder in the sale of the Registrable Securities of such Securityholder.

            SECTION 2.05. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any and all losses, claims, damages, liabilities and expenses or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

            SECTION 2.06. Contribution. If the indemnification provided for in this Article 2 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the Securityholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such Securityholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and such Securityholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and each such Securityholder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such Securityholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and such Securityholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such Securityholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and such Securityholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and such Securityholders or by such underwriters. The relative fault of the Issuer on the one hand and of each such Securityholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Issuer and the Securityholders agree that it would not be just and equitable if contribution pursuant to this Section 2.06 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.06, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Securityholder shall be required to contribute any amount in excess of the amount by which the net proceeds realized on the sale of the Registrable Securities of such Securityholder exceeds the amount of any damages which such Securityholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Securityholder's obligation to contribute pursuant to this Section 2.06 is several in the proportion that the proceeds of the offering received by such Securityholder bears to the total proceeds of the offering received by all such Securityholders and not joint.

            SECTION 2.07. Participation in Public Offering. (a) No Person may participate in the Initial Registration or any Demand Registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

            (b) In the event any Securityholder shall transfer any Registrable Securities pursuant to Rule 144A under the Securities Act, the Issuer shall cooperate with such Securityholder and shall use its reasonable best efforts to provide to such Securityholder such information as such Securityholder shall reasonably request.

                                    ARTICLE 3

                                  MISCELLANEOUS

            SECTION 3.01. Entire Agreement. The Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of the Transaction Documents and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and the other Transaction Documents.

            SECTION 3.02. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            SECTION 3.03. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer or any Securityholder, except by any Securityholder to its Permitted Transferees. Any Securityholder who ceases to beneficially own any Securities shall cease to be bound by the terms hereof (other than Sections 2.04, 2.05 and 2.06).

            SECTION 3.04. Amendment; Waiver. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective; provided that for purposes of any such waiver, an instrument in writing executed by ESPH shall constitute an instrument in writing executed by the Guarantors. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the parties hereto; provided that for purposes of any such amendment or modification, an instrument in writing executed by ESPH shall constitute an instrument in writing executed by the Guarantors.

            SECTION 3.05. Obligations of Holdco and the Guarantors. Holdco will take all action necessary to cause the Issuer to perform its obligations under this Agreement on the terms and conditions set forth in this Agreement. ESPH will take all action necessary to cause the Guarantors to perform their obligations under this Agreement on the terms and conditions set forth in this Agreement.

            SECTION 3.06. Notices. All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by fax (with confirmation in writing), delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made upon receipt:

            if to the DLJ Entities, to:

            c/o DLJ Merchant Banking II, Inc.
            277 Park Avenue
            New York, NY 10172
            Attention: Ivy Dodes
            Fax: (212) 892-7272

            with a copy to:

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York 10017
            Attention: John Knight
            Fax: (212) 450-4800
            if to the CSFB Entity, to:

            Credit Suisse First Boston (Europe) Limited
            c/o Credit Suisse First Boston Corporation
            11 Madison Avenue
            New York, NY 10010
            Attention: Richard Gallant
            Fax: (212) 325-9136

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, NY 10022-3897
            Attention: David J. Goldschmidt
            Fax: (212) 735-2000

            if to the Chase Entity, to:

            Chase Equity Associates, L.P.
            c/o Chase Capital Partners
            380 Madison Avenue, 12th Floor
            New York, NY 10017
            Attention: Richard D. Waters, Jr.
            Fax: (212) 622-3950

            if to Holdco or ESPH, to:

            Environmental Systems Products Holdings Inc.
            7 Kripes Road
            East Granby, CT 06026
            Attention: David J. Langevin
            Fax: (860) 653-4868

            with a copy to:

            White & Case LLP
            1155 Avenue of the Americas
            New York, NY 10036-2787
            Attention: Frank Schiff
            Fax: (212) 354-8113

            Any Person who becomes a Securityholder shall provide its address and fax number to ESPH, which shall promptly provide such information to each other Securityholder.

            SECTION 3.07. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

            SECTION 3.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            SECTION 3.09. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law rules of such state.

            SECTION 3.10. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

            SECTION 3.11. Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.06 shall be deemed effective service of process on such party.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          DLJ INVESTMENT PARTNERS, L.P.

                                          By:  DLJ INVESTMENT PARTNERS, INC.
                                               Managing General Partner


                                          By: /s/ Ivy Dodes
                                             -----------------------------------
                                             Name:  Ivy Dodes
                                             Title: Vice President

                                          DLJ ESC II L.P.

                                          By:  DLJ LBO PLANS MANAGEMENT
                                               CORPORATION
                                               General Partner


                                          By: /s/ Ivy Dodes
                                             -----------------------------------
                                             Name:  Ivy Dodes
                                             Title: President

                                          DLJ INVESTMENT FUNDING, INC.


                                          By: /s/ Ivy Dodes
                                             -----------------------------------
                                             Name:  Ivy Dodes
                                             Title: President

                                          CREDIT SUISSE FIRST BOSTON (EUROPE)
                                          LIMITED


                                          By:  [Illegible]
                                             -----------------------------------
                                             Name:
                                             Title:


                                          By:  [Illegible]
                                             -----------------------------------
                                             Name:
                                             Title:

                                          CHASE EQUITY ASSOCIATES, L.P.


                                          By: /s/ John M. B. O'Connor
                                             -----------------------------------
                                             Name:  John M. B. O'Connor
                                             Title: General Partners

                                          ENVIROSYSTEMS CORP.


                                          By: /s/ David J. Langevin
                                             -----------------------------------
                                             Name:  David J. Langevin
                                             Title: EVP CFO

                                          ENVIRONMENTAL SYSTEMS PRODUCTS
                                          HOLDINGS INC.


                                          By: /s/ David J. Langevin
                                             -----------------------------------
                                             Name:  David J. Langevin
                                             Title: EVP CFO

                                          GUARANTORS:

                                          ENVIRONMENTAL SYSTEMS PRODUCTS,
                                          INC.


                                          By: /s/ Terrence McKenna
                                             -----------------------------------
                                             Name:  Terrence McKenna
                                             Title: President & CEO

                                          ENVIROTEST SYSTEMS CORP. (Delaware)


                                          By: /s/ Terrence McKenna
                                             -----------------------------------
                                             Name:  Terrence McKenna
                                             Title: President & CEO

                                          ENVIROTEST HOLDINGS, INC.


                                          By: /s/ Terrence McKenna
                                             -----------------------------------
                                             Name:  Terrence McKenna
                                             Title: President & CEO

                                          ENVIROTEST TECHNOLOGIES, INC.


                                          By: /s/ Terrence McKenna
                                             -----------------------------------
                                             Name:  Terrence McKenna
                                             Title: President & CEO

                                          ENVIROTEST PARTNERS


                                          By: /s/ Terrence McKenna
                                             -----------------------------------
                                             Name:  Terrence McKenna
                                             Title: President & CEO

                                          REMOTE SENSING TECHNOLOGIES, INC.


                                          By: /s/ Terrence McKenna
                                             -----------------------------------
                                             Name:  Terrence McKenna
                                             Title: President & CEO

                                          ENVIROTEST WISCONSIN, INC.


                                          By: /s/ Terrence McKenna
                                             -----------------------------------
                                             Name:  Terrence McKenna
                                             Title: President & CEO

                                          ES FUNDING CORPORATION


                                          By: /s/ Terrence McKenna
                                             -----------------------------------
                                             Name:  Terrence McKenna
                                             Title: President & CEO

                                          ENVIROTEST ACQUISITIONS CO.


                                          By: /s/ Terrence McKenna
                                             -----------------------------------
                                             Name:  Terrence McKenna
                                             Title: President & CEO

                                          ENVIROTEST SYSTEMS CORP. (Washington)


                                          By: /s/ Terrence McKenna
                                             -----------------------------------
                                             Name:  Terrence McKenna
                                             Title: President & CEO

                                          ENVIROTEST ILLINOIS, INC.


                                          By: /s/ Terrence McKenna
                                             -----------------------------------
                                             Name:  Terrence McKenna
                                             Title: President & CEO

                                          NEWMALL LTD.


                                          By:   [Illegible]
                                             -----------------------------------
                                             Name:
                                             Title:

                                          WELLMANN OVERSEAS LTD.


                                          By:  [Illegible]
                                             -----------------------------------
                                             Name:
                                             Title: